SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 16, 2003

DRESSER, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-60778	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100 Addison, Texas	75001
(Address of principal executive offices)	(zip code)

(972) 361-9800

(Registrant’s Telephone Number, Including Area Code)

Item 2.	Acquisition or Disposition of Assets.

Effective December 16, 2003, Dresser, Inc. (the “Company”) sold the capital stock of LVF S.p.A., a wholly-owned subsidiary of the Company to Mr. Belotti, the former managing director of LVF S.p.A., for a total purchase price of approximately $24.0 million, (20.7 million Euros at an exchange rate of 1.1605) and the assumption of approximately $5.5 million in debt. We incurred a net loss on the transaction of approximately $4.5 million. The sale of LVF S.p.A. was consummated pursuant to a share purchase agreement dated November 7, 2003 between LVF Holding S.r.l., a wholly-owned subsidiary of the Company, and Mr. Belotti.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(b)	Pro Forma Financial Information.

The following unaudited pro forma financial statements are based on our historical consolidated financial statements and have been adjusted to give effect for the sale of the LVF S.p.A. stock, which occurred on December 16, 2003.

The unaudited pro forma consolidated balance sheet at September 30, 2003 has been prepared to reflect the sale of the LVF S.p.A. stock as if the transaction had occurred on September 30, 2003. The unaudited pro forma consolidated statements of operations for the fiscal year end December 31, 2002 and the nine months ended September 30, 2003 have been prepared to present the results of our continuing operations as if the disposal had occurred at the beginning of each period presented.

The following consolidated pro forma financial statements should be read in conjunction with our financial statements and notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2002 and in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2003. The adjustments necessary to fairly present these pro forma financial statements described in the accompanying notes have been made based on available information and in the opinion of management are reasonable. The pro forma financial statements do not necessarily reflect actual results that would have occurred nor is it necessarily indicative of future results of operations of the Company after the completion of the transaction.

DRESSER, INC.

Condensed Consolidated Balance Sheets

(in millions, except share information)

(unaudited)

	9/30/03 Historical (a)	LVF S.p.A. (b)		Use of Proceeds from Disposition of LVF S.p.A. (c)	9/30/03 Pro Forma
ASSETS
Current assets:
Cash and equivalents	$113.2	$(1.1)		$8.8	$120.9
Receivables	300.0	(7.7)		—	292.3
Inventories	318.7	(10.9)		—	307.8
Other current assets	18.3	(1.5)		—	16.8

Total current assets	750.2	(21.2)		8.8	737.8
Property, plant and equipment	204.1	(3.5)		—	200.6
Investments in unconsolidated subsidiaries	10.0	—		—	10.0
Deferred financing fees and other assets	68.0	(3.6)		—	64.4
Prepaid and intangible pension assets	60.7	—		—	60.7
Deferred tax assets	4.7	—		—	4.7
Goodwill	312.4	(10.8	)(d)	—	301.6
Intangibles	12.3	—		—	12.3

Total assets	$1,422.4	$(39.1)		$8.8	$1,392.1

LIABILITIES, MANDATORILY REDEEMABLE COMMON STOCK AND SHAREHOLDER’S DEFICIT
Current liabilities:
Accounts and notes payable	$201.0	$(9.8)		$—	$191.2
Deferred revenue	38.5	—		—	38.5
Accrued expenses	165.7	(1.7)		—	164.0

Total current liabilities	405.2	(11.5)		—	393.7
Pension and other retiree benefit obligations	322.1	(0.7)		—	321.4
Long-term debt	958.9	(1.3)		(15.0)	942.6
Other liabilities	30.2	—		—	30.2
Commitments and contingencies

Total liabilities	1,716.4	(13.5)		(15.0)	1,687.9

Mandatorily redeemable common stock	7.9	—		—	7.9

Shareholder’s deficit:
Common stock, $0.01 par value; issued and outstanding: 1,000 in 2002	—	—		—	—
Capital in excess of par Value	447.5	—		—	447.5
Dividends in excess of net book value	(595.8)	—		—	(595.8)
Accumulated deficit	(100.2)	(23.2)		23.8	(99.6)
Accumulated other comprehensive loss	(53.4)	(2.4)		—	(55.8)

Total shareholder’s deficit	(301.9)	(25.6)		23.8	(303.7)

Total liabilities, mandatorily redeemable common stock and shareholder’s deficit	$1,422.4	$(39.1)		$8.8	$1,392.1

(a)	Represents the consolidated balance sheet as reported in our Form 10-Q for the period ended September 30, 2003.

(b)	Reflects the removal of the unaudited historical balance sheet of LVF S.p.A. at September 30, 2003.

(c)	Reflects proceeds of approximately $24.0 million less closing costs of $0.2 million. The proceeds were reflected as a reduction of long-term debt of $15.0 million and an increase of $8.8 million in cash. It is anticipated that as the cash is repatriated, it will be used to repay our Tranche B term loan.

(d)	Represents the carrying amount of acquired goodwill. Management believes the business disposed of was never integrated into the reporting unit after its acquisition and thus the benefits of the acquired goodwill were never realized by the rest of the reporting unit.

DRESSER, INC.

Condensed Consolidated Statements of Operations

(in millions)

(unaudited)

	Nine Months Ended 9/30/03 Historical (a)	LVF S.p.A. (b)	Pro Forma Adjustments		Nine Months Ended 9/30/03 Pro Forma
Revenues	$1,183.8	$(18.1)	$—		$1,165.7
Cost of revenues	871.4	(14.7)	—		856.7

Gross profit	312.4	(3.4)	—		309.0
Selling, engineering, administrative and general expenses	272.5	(1.6)	—		270.9

Operating income	39.9	(1.8)	—		38.1
Equity earnings of unconsolidated subsidiaries	2.0	—	—		2.0
Interest expense	(62.9)	0.1	0.6	(c)	(62.2)
Interest income	2.4	—	—		2.4
Other (deductions) income, net	7.4	0.1	—		7.5

Loss before taxes	(11.2)	(1.6)	0.6		(12.2)
Provision for income taxes	(21.0)	0.7	—		(20.3)

Net (loss) income	$(32.2)	$(0.9)	$0.6		$(32.5)

(a)	Represents the consolidated statement of operations as reported in our Form 10-Q for the period ended September 30, 2003.

(b)	Reflects the removal of the unaudited historical statement of operations of LVF S.p.A. for the nine months ended September 30, 2003.

(c)	The adjustment to interest expense reflects the impact of a $15.0 million repayment of our Tranche B term loan with proceeds from the disposition at a weighted average interest rate of 5.55%.

DRESSER, INC.

Condensed Consolidated Statements of Operations

(in millions)

(unaudited)

	Year Ended 12/31/02 Historical (a)	LVF S.p.A. (b)	Pro Forma Adjustments		Year Ended 12/31/02 Pro Forma
Revenues	$1,589.4	$(21.2)	$—		$1,568.2
Cost of revenues	1,167.8	(15.2)	—		1,152.6

Gross profit	421.6	(6.0)	—		415.6
Selling, engineering, administrative and general expenses	338.7	(2.6)	—		336.1

Operating income	82.9	(3.4)	—		79.5
Equity earnings of unconsolidated subsidiaries	3.5	—	—		3.5
Interest expense	(98.6)	0.2	0.8	(c)	(97.6)
Interest income	2.6	—	—		2.6
Other (deductions) income, net	(0.2)	0.1	—		(0.1)

Loss before taxes	(9.8)	(3.1)	0.8		(12.1)
Provision for income taxes	(13.4)	1.4	—		(12.0)

Net (loss) income	$(23.2)	$(1.7)	$0.8		$(24.1)

(a)	Represents the consolidated statement of operations as reported in our Annual Report on Form 10-K for the year ended December 31, 2002.

(b)	Reflects the removal of the historical statement of operations of LVF S.p.A. for the year ended December 31, 2002.

(c)	The adjustment to interest expense reflects the impact of a $15.0 million repayment of our Tranche B term loan with proceeds from the disposition at a weighted average interest rate of 5.42%.

(c)	Exhibits

The following Exhibits are filed herewith

2.1 Share Purchase Agreement dated November 7, 2003, between LVF Holding S.r.l. and Mr. Belotti (Purchaser).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER, INC.

Date: December 22, 2003	By:	/s/ PATRICK M. MURRAY

Patrick M. Murray Chief Executive Officer

	By:	/s/ JAMES A. NATTIER

James A. Nattier Executive Vice President and Chief Financial Officer

	By:	/s/ THOMAS J. KANUK

Thomas J. Kanuk Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement